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                             NU-KOTE HOLDING, INC.
                             1992 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED
                               SEPTEMBER 27, 1996
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                             NU-KOTE HOLDING, INC.
                             1992 STOCK OPTION PLAN

                                   SECTION 1.
                                    PURPOSE

    The purpose of this Nu-kote Holding, Inc. 1992 Stock Option Plan is to foster and promote the long-term financial success of Holding and the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in Holding and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. This Plan replaces the Nu-kote Holding, Inc. Stock Option Plan (the "Old Plan"). As of the Effective Date, no further options shall be granted under the Old Plan.

                                   SECTION 2.
                                  DEFINITIONS

    2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

        (a) "Alternative Option" has the meaning given in Section 9.2.

        (b) "Board" means the Board of Directors of Holding.

        (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to which the Participant reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially performed his duties, (ii) the Participant's engaging in willful and serious misconduct that is injurious to Holding, the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or (iv) the willful and material breach by the Participant of any written covenant or agreement with Holding, the Company or any Subsidiary not to disclose any information pertaining to Holding, the Company or any Subsidiary, or not to compete or interfere with Holding, the Company or any Subsidiary.

        (d) "Change in Control" means the first to occur of the following events after the Effective Date:

            (i) the acquisition by any person, entity or "Group", as defined in
       Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Holding, the Company, the Subsidiaries, or any employee benefit plan of Holding, the Company or the Subsidiaries, of 50% or more of the combined voting power of Holding's or the Company's then outstanding voting securities;

            (ii) the merger or consolidation of Holding or the Company, as a result of which persons who were stockholders of Holding or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

           (iii) the liquidation or dissolution of Holding or the Company; and

            (iv) the sale of all or substantially all of the assets of Holding or the Company to one or more persons or entities that are not, immediately prior to such sale, affiliates of Holding or the Company.
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        (e) "Change in Control Price" means the price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash).

        (f) "Committee" means the Stock Option Committee of the Board, which shall consist of two or more members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3, as promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. If at any time a Committee meeting the requirements of this paragraph (f) is not established by the Board, the Board shall exercise all of the powers reserved to the Committee in this Plan.

        (g) "Common Stock" means the Class A Common Stock, par value $.01 per share, of Holding.

        (h) "Company" means Nu-kote International, Inc., a Delaware corporation, and any successor thereto.

        (i) "Director" means any member of the Board.

        (j) "Early Retirement" means a termination of employment by a Participant before a normal retirement age (as defined in the retirement plan sponsored by Holding, the Company or any Subsidiary, whichever employs such Participant).

        (k) "Effective Date" means the latter of (i) the date on which the Plan is approved by the stockholders of Holding and (ii) the date on which the initial public offering of the Common Stock is completed.

        (l) "Employee" means any executive or senior officer or key employee or consultant or advisor of Holding, the Company or any Subsidiary.

       (m) "Fair Market Value" means, on any date, the average of the bid and asked for price of the Common Stock as reported by the consolidated tape of National Association of Securities Dealers Automated Quotation System (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which stock transactions were reported.

        (n) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

        (o) "Holding" means Nu-kote Holding, Inc., a Delaware corporation, and any successor thereto.

        (p) "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        (q) "Involuntary Termination" means a termination by the New Employer for any reason or a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment of more than 50 miles, in each case without the Participant's written consent.

        (r) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

        (s) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        (t) "Option" means the right granted pursuant to the Plan to purchase one share of Common Stock at a price determined in accordance with Section 7.2.

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        (u) "Option Agreement" means an agreement between the Company and the
    Participant embodying the terms of any Option granted hereunder.

        (v) "Participant" means any Employee or Director designated by the Committee to participate in the Plan.

        (w) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of six months or longer. The Committee's reasoned and good faith judgment as to Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

        (x) "Plan" means this Nu-kote Holding, Inc. 1992 Stock Option Plan.

        (y) "Retirement" means a Participant's retirement (at or after normal retirement age) under the terms of the retirement plan sponsored by Holding, the Company or any Subsidiary, whichever employs such Participant.

        (z) "Special Termination" has the meaning given in Section 8.1.

       (aa) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company or Holding.

    2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.
                         ELIGIBILITY AND PARTICIPATION

    Subject to Section 5, participants in the Plan shall be those Employees and Directors selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

                                   SECTION 4.
                            POWERS OF THE COMMITTEE

    4.1. POWER TO GRANT. Subject to Section 5, the Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants, PROVIDED that no Option shall be granted under the Plan prior to the Effective Date.

    4.2. SUBSTITUTE OPTIONS. The Committee shall have the right to grant Options in substitution for or upon the cancellation of previously granted Options, and such new Options may contain terms more favorable to the recipient than the Options they replace, including, without limitation, a lower exercise price for Options.

    4.3. ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Subject to the terms of the Plan, the Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of Holding and the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations

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or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                                   SECTION 5.
                        GRANTS TO NON-EMPLOYEE DIRECTORS

    Each person (other than an employee of Holding or its Subsidiaries) (i) who is elected a Director on August 3, 1994, or (ii) who first becomes a Director after that date, is hereby granted a Non-Qualified Stock Option to purchase 30,000 shares of Common Stock, at the Fair Market Value of such stock on the Grant Date, which option shall be exercisable in five equal annual cumulative installments, commencing one year after the Grant Date, PROVIDED that 100% of such Option shall become exercisable under the circumstances described in
Section 8.1 of the Plan, and which Option shall expire 10 years from the Grant Date and shall otherwise be subject to the terms and conditions included in the Plan and the form of Option Agreement adopted for use in connection with the foregoing grants.

                                   SECTION 6.
                            OPTIONS SUBJECT TO PLAN

    6.1. NUMBER. Subject to the provisions of Sections 6.2 and 6.3, (i) the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 2,800,000 and (ii) the maximum number of Options (and the maximum number of shares of Common Stock that may be delivered upon the exercise of Options) to any participant may not exceed 500,000. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares of Common Stock.

    6.2. CANCELED, TERMINATED OR FORFEITED OPTIONS. Any Option which for any reason is canceled, terminated, or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan.

    6.3. ADJUSTMENT IN CAPITALIZATION. The number and class of Options (and the number of shares of Common Stock available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options), shall be adjusted by the Committee if, in its sole discretion, it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of Holding.

                                   SECTION 7.
                                TERMS OF OPTIONS

    7.1. GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee, PROVIDED that no Option shall be granted prior to the Effective Date and PROVIDED, further, that the Committee shall have no discretion with respect to the Options granted pursuant to Section
5. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. The Committee shall have discretion in determining the number of Options, if any, and the type of Options to be granted to a Participant. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the type of Option, the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

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    7.2.  EXERCISE PRICE.  The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Grant Date.

    7.3. EXERCISE OF OPTIONS. Unless otherwise determined by the Committee, 20% of any Options granted to a Participant at any time shall become exercisable on each of the first five anniversaries of the Grant Date of such Options, PROVIDED that 100% of such Options shall become exercisable under the circumstances described in 8.1. Notwithstanding any other provision of the Plan, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Grant Date of such Option.

    7.4. PAYMENT. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Committee in its sole discretion at or after the Grant Date, the exercise price of any Options may be paid in full or in part in the form of shares of Common Stock already owned by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise (or at such other time as may be determined by the Committee). As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, Holding shall deliver to Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof.

    7.5. INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

    7.6. CERTAIN SALES ON COMMON STOCK. To the extent permitted by applicable law, and in the sole discretion of the Board, Holding may offer and sell, in lieu of granting Options under the Plan, shares of Common Stock to one or more Participants employed and residing outside the United States, with the consideration for such shares to be paid in cash or by delivery of a promissory note of the Participant purchasing such shares.

    7.7. BUYOUT. The Committee may at any time offer to buy out for a payment in cash an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                                   SECTION 8.
                           TERMINATION OF EMPLOYMENT

    8.1. SPECIAL TERMINATION. Unless otherwise determined by the Committee at the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries terminates by reason of the Participant's death, Permanent Disability or Retirement (each a "Special Termination") or, in the discretion of the Committee, his Early Retirement, then 100% of any Options held by the Participant may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 11.2, at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine) following the Participant's termination of employment, whichever period is shorter.

    8.2. TERMINATION FOR CAUSE. Unless otherwise determined by the Committee at or after the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries is terminated for Cause, any Options held by such Participant shall terminate and be canceled immediately upon such termination of employment.

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    8.3.  OTHER TERMINATION OF EMPLOYMENT.  Unless otherwise determined by the
Committee at or after the Grant Date, in the event that a Participant's employment with Holding, the Company and the Subsidiaries terminates for any reason other than (a) a Special Termination, (b) for Cause or (c) an Early Retirement in respect of which the Committee has determined, pursuant to Section 8.1, that 100% of the Options held by such Participant shall become exercisable, then any Options held by the Participant, which are exercisable at the date of the Participant's termination of employment, shall be exercisable at any time prior to the expiration of the term of the Options or the thirtieth day following the Participant's termination of employment, whichever period is shorter, but any Options held by the Participant that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

                                   SECTION 9.
                               CHANGE IN CONTROL

    9.1. ACCELERATED VESTING AND PAYMENT. Unless the Committee shall otherwise determine in the manner set forth in Section 9.2, in the event of a Change in Control, each Option (regardless of whether such Options are at such time otherwise exercisable) shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

    9.2. ALTERNATIVE OPTIONS. Notwithstanding Section 9.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, PROVIDED that any such Alternative Option must:

        (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or more advantageous than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or more advantageous exercise and vesting schedule and identical or more advantageous timing and methods of payment;

        (b) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

        (c) have terms and conditions which provide that in the event that such Participant suffers an Involuntary Termination within two years following a Change in Control:

            (i) any conditions on such Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

            (ii) such Participant shall have the right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the common stock or other security subject to the Alternative Option over the price, if any, that such Participant would be required to pay to exercise such Alternative Option.

                                  SECTION 10.
              AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

    The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant

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holding such Option. Stockholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent required by applicable law, rule or regulation, or otherwise deemed appropriate by the Committee.

                                  SECTION 11.
                            MISCELLANEOUS PROVISIONS

    11.1.  NONTRANSFERABILITY OF OPTIONS.

           (a) INCENTIVE STOCK OPTIONS. No Incentive Stock Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; PROVIDED that the deceased Participant's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to Holding, to be bound by the provisions of the Plan (including the exercise procedures described in Section 7.4) and the Option Agreement covering such Options as if such beneficiary or estate were the Participant. All rights with respect to Incentive Stock Options granted to a Participant under the Plan shall be exercisable during his life-time by such Participant only. Following a Participant's death, all rights with respect to Incentive Stock Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated beneficiary or by his estate.

           (b) NON-QUALIFIED STOCK OPTIONS. No Non-Qualified Stock Options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules and regulations thereunder, (iii) by gift to members of the Participant's immediate family (i.e., spouse, child, stepchild or grandchild), or (iv) in trust for the benefit of the Participant or any person included under (iii) above; PROVIDED that the Participant's beneficiary, the representative of the Participant's estate, the trustee of any trust, or other such person acknowledges and agrees in writing, in a form reasonably acceptable to Holding, to be bound by the provisions of the Plan (including the exercise procedures described in Section 7.4) and the Option Agreement covering such Options as if such beneficiary, estate, trust, or other person were the Participant. Notwithstanding the foregoing, once a Non-Qualified Stock Option is transferred, it may not be subsequently transferred by the transferee except by will or by the laws of descent and distribution. If a Participant has not transferred his Non-Qualified Stock Options prior to his death, all rights with respect to such Non-Qualified Stock Options that were exercisable at the time of his death and have not terminated shall be exercised by his designated beneficiary or by his estate.

    11.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.

    11.3. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of Holding, the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of Holding, the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

    11.4. TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant or any transferee of the Participant to remit to the Company, an amount sufficient to satisfy Federal, state or local withholding tax requirements on any Options granted under the Plan, and the Company may defer payment of cash or issuance of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant or any transferee of the Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise issuable under the Plan

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withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's or his transferee's estimated total Federal, state and local tax obligation associated with the transaction.

    11.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company and Holding to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, PROVIDED that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under Holding's or the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

    11.6. NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of Holding, the Company or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

    11.7. REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

    11.8. FREEDOM OF ACTION. Subject to Section 10, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing Holding, the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

    11.9. TERM OF PLAN. The Plan shall be effective as of the Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to Section 10, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

    11.10. NO VOTING RIGHTS. Except as otherwise required by law, no Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to Holding's stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

    11.11. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

    11.12. NO IMPACT ON BENEFITS. Options granted under the Plan are not compensation for purposes of calculating an Employee's right under any employee benefit plan.

    11.13 NO FRACTIONAL SHARES. Holding shall not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

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